Exhibit 4.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1	Filed in the office of	Document Number
Carson City, Nevada 89701-4299	/s/ Ross Miller	20080047408-83
(775) 684-5708	Ross Miller	Filed Date and Time
Website: secretaryofstate.biz	Secretary of State	01/24/2008 10:30 AM
	State of Nevada	Entity Number C13000-1996

AMENDMENT TO
CERTIFICATE OF DESIGNATION
AFTER ISSUANCE OF CLASS OR SERIES
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY-DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.1955 - AFTER ISSUANCE OF CLASS OR SERIES)

1. NAME OF CORPORATION:

NW Tech Capital, Inc.

2. STOCKHOLDER APPROVAL PURSUANT TO STATUTE HAS BEEN OBTAINED.

3. THE CLASS OR SERIES OF STOCK BEING AMENDED:

SERIES B SUPER VOTING PREFERRED

4. BY A RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS, THE CERTIFICATE OF DESIGNATION IS BEING AMENDED AS FOLLOWS OR THE NEW CLASS OR SERIES IS:

Item II. The Corporation is authorized to issue One Hundred Million (100,000,000) shares of preferred Series B stock par value $0.00001 per share

Item III Section D. Voting/Conversion Rights
(1)
Each holder of outstanding shares of Series B Preferred Stock shall be entitled, at each meeting of the stockholders of the Corporation (and with respect to written consents of stockholders in lieu of meetings) with respect to any and all matter presented to the stockholders of the Corporation for their actions or consideration, to 100 votes per share owned of Series B Preferred Stock. Except as provided by law, and by the provision of Section G of the original designation, holder of Series B Preferred Stock shall vote together with the holder of Common Stock as a single class. Series B Preferred Stock shall convert one (1) share of Series B Preferred Stock to twenty five (25) shares of Common Stock, upon the request of the shareholders.

(2)	The holders of Series B Preferred Stock shall not be entitled to any rights of cumulative voting with respect to their shares.

5. EFFECTIVE DATE OF FILING (OPTIONAL):
(MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

6. OFFICER SIGNATURE (REQUIRED): X /s/ James Wheeler

FILING FEE: $175.00
IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.
THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.